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                                                                     EXHIBIT 3.3

                           FORM OF STOCK CERTIFICATE
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   NUMBER                                                              SHARES

     0
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                EFOX.NET, INC.
                            TOTAL AUTHORIZED ISSUE
                    20,000,000 SHARES PAR VALUE $.001 EACH

                                                             SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS

                                  [SPECIMEN]

         THIS IS TO CERTIFY THAT_____________________________ IS THE OWNER OF

         _____________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

         DATED


         ---------------------------             ------------------------------
                 SECRETARY                                  PRESIDENT



                 (C) 1999 CORPEX BANKNOTE CO., BAY SHORE N.Y.

                                   [ARTWORK]